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                                                                    EXHIBIT 10.9

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

             FOURTH AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT

THIS FOURTH AMENDMENT (the "Amendment") is made and entered into as of January 10, 2005 (the "Amendment Effective Date") to the Manufacturing and Supply Agreement entered into as of August 6, 1997, as amended, by and between JPI PHARMACEUTICA INTERNATIONAL, a division of Cilag AG International Zug ("JPI"), JANSSEN PHARMACEUTICA INC. ("JANSSEN US" and, together with JPI, "JANSSEN"), on the one hand, and ALKERMES CONTROLLED THERAPEUTICS INC. II ("ACT II"), on the other hand (the "Agreement").

                                    RECITALS:

WHEREAS, JANSSEN and ACT II have entered into the Agreement; and

WHEREAS, JANSSEN and ACT II have also entered into an Addendum to the Agreement, dated as of August 1, 2001 (the "Addendum"), regarding the expansion of ACT II's manufacturing facilities; and

WHEREAS, the parties now wish to enter into this Amendment regarding the further expansion of ACT II's manufacturing facilities, and the financial responsibility of each of the parties in connection with such expansion;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Unless provided otherwise, any capitalized terms used in this Amendment that are not defined herein will have the meaning set forth in the Agreement or the Addendum. The following terms will have the following meanings:

"Depreciation Credit" means an amount calculated by dividing the Total Third Line Cost by the divisor of *, representing * for depreciation multiplied by * of Product per year.

"FTE" means a full-time technical person dedicated by ACT II to perform technical work on or directly related to the Third Line Plan, or in the case of less than a full-time dedicated technical person, a full-time equivalent technical person year, based upon a total of * (i.e., * of technical work on or directly related to the Third Line Plan.

"FTE Hourly Rate" means the amount of *.

"Total Third Line Cost" means the total amount of the costs incurred by ACT II, calculated as of the date of Validation Completion, for activities performed pursuant to the Third Line Plan, including without limitation the purchase of equipment and the design, engineering, construction and validation activities so performed. In no event, shall the Total Third Line Cost exceed the overall budget set forth in the Third Line Plan, unless such excess costs have been approved by JANSSEN.

2. THIRD LINE. ACT II will design, engineer, construct and validate a third wet process line at its manufacturing facility located in Wilmington, Ohio (the "Third Line"). A description of the design, engineering, construction and validation activities for the Third

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Line, including the equipment to be installed therein and the timeline and budget for such design, engineering, construction and validation activities (the "Third Line Plan") will be established by the parties. A draft Third Line Plan including a project budget and project timeline is set forth in Exhibit A to this Amendment.

3. APPROVAL OF THIRD LINE PLAN. Within * of the Amendment Effective Date, the parties will meet to review and finalize the draft Third Line Plan. Any modifications to the draft Third Line Plan affecting the anticipated timelines, scope or budget thereof shall only become effective with the consent of both ACT II and JANSSEN, which consent shall not be unreasonably withheld or delayed. The final Third Line Plan will be attached to this Amendment as Exhibit A 1.

4. PERFORMANCE OF ACTIVITIES. Upon finalization of the Third Line Plan, ACT II will begin to perform, and to have performed, the activities set forth therein. ACT II will be responsible for the management of the design, engineering, construction and validation of the Third Line. The Global Supply Team, or a designated Sub-Team thereof, may, however, recommend actions to ACT II following periodic reviews of the design, engineering, construction and validation of the Third Line. Periodically ACT II may also notify the Global Supply Team of proposed amendments to the Third Line Plan. Within * of receipt of any proposed amendment to the Third Line Plan, the Global Supply Team, or the designated Sub-Team, will meet to evaluate the amendment to the Third Line Plan and to recommend actions; provided, however, that the scope, timelines or budget set forth in the Third Line Plan may only be amended with the consent of both ACT II and JANSSEN, which consent shall not be unreasonably withheld or delayed. ACT II will keep the Global Supply Team, or any designated Sub-Team, regularly informed, and at least on a quarterly basis, of issues and decisions affecting the design, engineering, construction and validation of the Third Line and will consult with the Global Supply Team, or any designated Sub-Team, before making any decisions with respect thereto whenever possible.

5. PAYMENT. JANSSEN US will reimburse ACT II at the * for design, engineering, construction and validation activities performed by * pursuant to the Third Line Plan and will also reimburse ACT II for any for any out-of-pocket costs incurred by ACT II in connection with such activities, including without limitation costs incurred for equipment, and third-party design, engineering, construction and validation services. Any costs for design, engineering, construction and validation activities that exceed the overall budget set forth in the Third Line Plan will be borne by and will be the responsibility of ACT II unless such excess costs have been approved by JANSSEN. The parties will regularly review the status of the budget in the Third Line Plan, in accordance with the anticipated spending schedule provided for in the Third Line Plan.

Notwithstanding the foregoing, the costs of manufacturing any necessary development and validation batches of the Product in connection with the validation of the Third Line will be borne by ACT II, it being understood that if any such Product is supplied to JANSSEN in accordance with the terms of the Agreement, ACT II will be paid the Manufacturing Fee for such Product. JANSSEN will provide Compound for the manufacture of such development and validation batches of the Product free of charge, and no Compound so supplied will be a factor in any yield variance calculation, including without limitation any calculation made pursuant to Section 2.7 of the Agreement.

6. PAYMENT PROCESS. ACT II will invoice JANSSEN US, or such other entity as JANSSEN US shall direct, on a * for design, engineering and construction activities based on the payment schedule set forth in Exhibit A.1, and JANSSEN US, or such

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other designated entity, will pay ACT II within *. Upon approval of the process validation reports for the Third Line ("Validation Completion"), ACT II will invoice JANSSEN US, or such other entity as JANSSEN US shall direct, for the costs of all validation activities set forth in the Third Line Plan, and JANSSEN US, or such other designated entity, will pay ACT II within *. All payments required to be made hereunder will be made in United States dollars by wire transfer of immediately available funds to the financial institution, account number, and account party's name designated in writing from time to time by ACT II to JANSSEN US as the place of payment.

7. OWNERSHIP OF EQUIPMENT. JANSSEN US will own the pieces of equipment described in the Third Line Plan (the "Equipment"). To the extent that the provisions of this Amendment are in conflict with Section 2.2 of the Agreement,
Section 2.2 will be deemed to be amended with respect to the Equipment. To perfect JANSSEN US's ownership interest in the Equipment, ACT II, at JANSSEN's request, will file appropriate Uniform Commercial Code financing statements with respect to the Equipment. ACT II will keep the Equipment free and clear of all liens and encumbrances, other than those which may result from acts of JANSSEN. JANSSEN US will be responsible for paying any taxes, including without limitation personal property and sales taxes, that may accrue with respect to the Equipment.

8. USE OF EQUIPMENT. ACT II will have the right to use the Equipment during the term of the Agreement in accordance with the provisions of the Agreement and this Amendment, without obligation to make any payments to JANSSEN US with respect to such right of use other than as provided for in Section 11 hereof. ACT II will maintain each piece of Equipment in good operating order and repair, normal wear and tear excepted. ACT II agrees, at its own expense, to keep all Equipment insured in appropriate amounts for damage or loss.

9. DELIVERY OF EQUIPMENT UPON TERMINATION. Subject to ACT II's purchase rights as set forth in Section 11, upon termination or expiration of the Agreement, JANSSEN US may request that ACT II deliver to any destination in the United States any Equipment that is not permanently fixed to ACT II's facilities in Wilmington, Ohio and that can be removed from such facilities without destroying any portion thereof or significantly disrupting the operation thereof, as reasonably determined by ACT II. ACT II will promptly crate and ship such Equipment to such destination at JANSSEN US's cost and expense.

10. USE OF THIRD LINE. The parties agree that after the first and second wet process lines at ACT II's Wilmington, Ohio facility have been utilized to their appropriate capacity for the manufacture of the Product, as determined by the Global Supply Team taking into account the forecasts for the Product provided by JANSSEN in good faith pursuant to the Agreement, manufacture of the Product will be given priority on the Third Line. Subject to the foregoing limitation, ACT II will have the right at any time to manufacture products other than the Product using the Third Line, provided that (i) ACT II has provided * prior notice of such intended manufacturing activities to JANSSEN (the "Manufacturing Notice") and discussed such intended manufacturing activities with the Global Supply Team, and (ii) the Global Supply Team, using its reasonable judgment in good faith, has approved such use following review of a facility master plan to be provided by ACT II specifying the proposed production campaigns on the Third Line. Any such discussion with the Global Supply Team will be subject to ACT II's obligations of confidentiality (if any) to its collaborative partner for the products to be manufactured using the Third Line. Unless the Global Supply Team notifies ACT II within * of

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receipt of the Manufacturing Notice that it does not approve the intended manufacturing activities, ACT II will have the right to manufacture products other than the Product using the Third Line, and ACT II will purchase the Equipment in accordance with the provisions of Section 11 hereof at the latest * prior to the date of manufacturing the first commercial batch of any such product on the Third Line.

11.   PURCHASE OF EQUIPMENT. In addition to its purchase obligations under
Section 10 above, at any time, upon thirty (30) days prior written notice to JANSSEN, ACT II will have the right to purchase the Equipment. Any purchase by ACT II of the Equipment will be made at its then current book value, as set forth in JANSSEN US's financial statements, which book value will be determined by depreciating the Equipment and the related installation and validation costs set forth in the Third Line Plan in accordance with United States generally accepted accounting principles (US GAAP) consistently applied; provided, however, that if ACT II exercises its purchase right following the receipt of notice from JANSSEN of termination of the Agreement pursuant to Section 10.2.4 thereof, then ACT II will have the right to purchase the Equipment for consideration of Ten U.S. Dollars (US $10.00). JANSSEN US will depreciate the Equipment and the related costs on a straight- line basis over a period of *. Within * of receipt of the Manufacturing Notice or a notice from ACT II of intended purchase of the Equipment, JANSSEN will provide ACT II with notice of the Equipment's then current book value. ACT II will have the right to request an audit of JANSSEN US' determination of book value of the Equipment, which shall be conducted by an independent public accountant of national prominence at ACT II's expense. Such accountant will treat all information subject to audit under this Section 11 as confidential and will provide a report to ACT II and JANSSEN US regarding only the accuracy or inaccuracy of the book value determination. Following receipt of JANSSEN's notice regarding the book value of the Equipment (and any audit conducted by ACT II), JANSSEN US and ACT II will promptly execute and deliver appropriate bills of sale and other documents for the purchase of the Equipment. Upon the execution and delivery of such documents, this Amendment will be automatically amended to delete Sections 7 through 10 hereof, and JANSSEN will promptly file amendments terminating any Uniform Commercial Code financing statements that have been filed with respect to the Equipment.

12. DEPRECIATION CREDIT. If ACT II manufactures more than * of the Product on the Third Line during any calendar year, then ACT II will give JANSSEN a Depreciation Credit in accordance with the terms of this Section 12 for each batch of Product in excess of * that are so manufactured. For any calendar year in which more than * of the Product were manufactured on the Third Line, ACT II will grant to JANSSEN within * of the end of such calendar year a credit in the amount of: (i) the Depreciation Credit per batch of the Product, multiplied by
(ii) the number of batches of the Product in excess of * manufactured on the Third Line in such calendar year. JANSSEN shall have the right to apply this credit until it is exhausted against Manufacturing Fees payable for the Product supplied by ACT II during the subsequent calendar year.

13. LONG TERM CAPACITY. ACT II and JANSSEN agree that if, and only if, the Global Supply Team agrees in good faith, taking into account the forecasts for the Product provided by JANSSEN in good faith pursuant to the Agreement, that the volumes of the Product so ordered by JANSSEN will exceed the combined capacity of the first, second and third wet process lines and the existing filling lines at ACT II's Wilmington, Ohio facilities, then JANSSEN will have the option to establish its own manufacturing facility for the

                                        4
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manufacture of the Product by JANSSEN or any of its Affiliates. If the Global
Supply Team so agrees, both parties will discuss in good faith the timing and specific conditions for the establishment of any such additional manufacturing facility with a view to maximizing the chances for an expedient and successful validation of such facility. Among other conditions to be negotiated by the parties in good faith and agreed upon in writing, ACT II will provide, if necessary and at the expense of JANSSEN, commercially reasonable training and support including the transfer of all necessary data and instructions to achieve such objectives. The parties agree that commercial manufacturing at such facility will not begin unless and until ACT II and JANSSEN have negotiated in good faith and agreed in writing upon appropriate economic mechanisms to preserve ACT II's net economic benefit under the current agreements between the parties with respect to the Product, including without limitation the Agreement, the Addendum, and the Agreement between the parties dated December 21, 2002, as amended. For the purpose of determining the net economic benefit referred to above, the parties will also consider a reasonable utilization percentage of the first, second and third wet process lines and the existing filling lines at ACT II's Wilmington, Ohio facilities. At the Effective Date of this Amendment, the parties contemplate such reasonable percentage to be * of the capacity thereof, unless the parties agree otherwise when negotiating such economic mechanisms referred to above. The parties furthermore agree that such percentage may vary as a result of *. The terms and conditions of this Section 13 will supersede the terms and conditions of Section 9 of the Agreement between the parties dated December 21, 2002, as amended.

14. OPERATING COSTS. Following the Validation Completion, ACT II will be responsible for the ongoing operating costs of the Third Line in accordance with the provisions of the Agreement.

15. PRESS RELEASE. Neither party will originate any written publicity, news release or public announcement, written or oral, relating to this Amendment, other than such announcements or filings that are required to be made by applicable law, rules or regulations (or the applicable rules of any securities exchange or market on which a party's or its affiliates' securities are listed or traded) or that are otherwise agreed by the parties or expressly permitted under this Amendment. An approved press release announcing this Amendment is attached hereto as Exhibit B. If in the reasonable opinion of a party's legal counsel, a public announcement is required to be made by applicable laws, rules or regulations (or the applicable rules of any securities exchange or market on which a party's or its affiliates' securities are listed or traded), then the disclosing party will provide the other party notice reasonable under the circumstances of such intended announcement and, to the extent feasible under circumstances, will consult with the other party with respect to the nature and scope of such intended announcement. Routine references to this Amendment and the arrangements hereunder will be allowed in the usual course of a party's business. Once information has been approved for disclosure or publication under this Section 15, either party may use such approved information in written publicity, news releases, public announcements and other future communications with third parties.

16. GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.

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

17. INTEGRATION. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement will continue in full force and effect as provided therein. This Amendment, the Agreement and the Addendum constitute the entire agreement between the parties hereto relating to the subject matter hereof and thereof and supersede all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto. In the event of a conflict between the terms and conditions of the Agreement or the Addendum and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

                            [signature page follows]

IN WITNESS WHEREOF, JPI, JANSSEN US and ACT II have executed and delivered this Amendment effective as of the date first set forth above.

        ALKERMES CONTROLLED                   JPI PHARMACEUTICA
        THERAPEUTICS INC. II            INTERNATIONAL represented by
                                         CILAG AG INTERNATIONAL ZUG

By: /s/ Michael Landine                By: /s/ Heinz Schmid
   ___________________________            _____________________________
Name: Michael Landine                  Name: Heinz Schmid
     _________________________              ___________________________
Title: Vice President                  Title: General Manager
      ________________________               __________________________

                                       By: /s/ Gilber Eyer
                                          _____________________________
                                       Name: Gilber Eyer
                                            ___________________________
                                       Title: Finance Director
                                             __________________________

                                         JANSSEN PHARMACEUTICA INC.

                                       By: /s/ Janet Vergis
                                          ____________________________
                                       Name: Janet Vergis
                                            __________________________
                                       Title: President
                                             _________________________

                                    EXHIBIT A

                                     [***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B
                                  PRESS RELEASE
                         [To be approved by the parties]

                                                   Contact:
                                                   Barbara Yates
                                                   Alkermes, Inc.
                                                   (617)583-6321

DRAFT - NOT FOR RELEASE

ALKERMES TO EXPAND PRODUCTION CAPACITY FOR
RISPERDAL(R) CONSTA(R)

CAMBRIDGE, MA, JANUARY 11, 2005 -- Alkermes, Inc. (Nasdaq: ALKS) today announced that the Company will expand production capacity for Risperdal(R) Consta(R) [(risperidone) long-acting injection], an atypical antipsychotic medication approved for the treatment of schizophrenia. This expansion at Alkermes' Wilmington, Ohio, facility is designed to meet anticipated future demand for Risperdal Consta. Alkermes' partner, Janssen-Cilag, a wholly owned division of Johnson & Johnson, will help fund the building of the new manufacturing line. Under the terms of the agreement, Alkermes will be responsible for managing the design, engineering, construction, validation and all other aspects of the project based upon a mutually-developed project plan.

"The decision to expand our manufacturing capabilities highlights the success of Risperdal Consta," commented Richard Pops, Chief Executive Officer of Alkermes. "We are excited to build this third manufacturing line to support the plans to continue to meet the market needs for Risperdal Consta as an important product for patients."

About Alkermes, Inc.

Alkermes, Inc. is a pharmaceutical company that develops products based on sophisticated drug delivery technologies to enhance therapeutic outcomes in major diseases. The Company's lead commercial product, Risperdal Consta [(risperidone) long-acting injection], is the first and only long-acting atypical antipsychotic medication approved for use in schizophrenia, and is marketed worldwide by Janssen-Cilag ("Janssen"), a wholly owned subsidiary of Johnson & Johnson. The Company's lead proprietary product candidate, Vivitrex(R) [(naltrexone) long-acting injection], is a once-a-month injection for the treatment

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of alcohol dependence. The Company has a pipeline of extended-release injectable products and pulmonary drug products based on its proprietary technology and expertise. Alkermes' product development strategy is twofold: the Company partners its proprietary technology systems and drug delivery expertise with several of the world's finest pharmaceutical companies and it also develops novel, proprietary drug candidates for its own account. The Company's headquarters are in Cambridge, Massachusetts, and it operates research and manufacturing facilities in Massachusetts and Ohio.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. There can be no assurance that actual results will not differ materially from the forward-looking statements discussed in this press release. These forward-looking statements include risks and uncertainties that the third manufacturing line will be built on budget or will be validated on time, risks and uncertainties inherent in the collaboration with and dependence upon Johnson & Johnson, and risks and uncertainties regarding the drug discovery and development process. These statements reflect Alkermes' current beliefs; however, as with any pharmaceutical product, there remain substantial risks and uncertainties related to market acceptance. There are no guarantees regarding what the actual demand for Risperdal Consta may be nor whether Alkermes can manufacture Risperdal Consta on a commercial scale or economically. These and additional risks and uncertainties are described more fully in Alkermes' filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, such as its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 under the heading "Risk Factors Related to Our Business" and its subsequently filed Quarterly Reports on Form 10-Q. Alkermes undertakes no duty to update forward-looking statements.

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